AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                         PACIFIC RIM ENTERTAINMENT, INC.

                              PR ACQUISITION CORP.

                                       AND

                           OSAGE COMPUTER GROUP, INC.


Dated: November 5, 1997


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                                TABLE OF CONTENTS

ARTICLE I:  MERGER OF OSAGE WITH AND INTO SUB AND RELATED MATTERS.................................1

   1.1 The Merger.................................................................................1

   1.2 Conversion of Stock........................................................................3

   1.3 Merger Consideration.......................................................................3

   1.4 Additional Rights; Taking of Necessary Action; Further Action..............................7

   1.5 Dissenters' Rights.........................................................................7

   1.6 No Further Rights or Transfers.............................................................7


ARTICLE II:  THE CLOSING..........................................................................7

   2.1 Closing Date...............................................................................7

   2.2 Closing Transactions.......................................................................8


ARTICLE III:  CERTAIN CORPORATE ACTION...........................................................11

   3.1 Osage Corporate Action....................................................................11

   3.2 Acquiror Corporate Action.................................................................11


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES......................................................11

   4.1 Representations and Warranties of Osage and the Osage Shareholders........................11

   4.2 Representations and Warranties of Acquiror and the Sub....................................23


ARTICLE V:  AGREEMENTS OF THE PARTIES............................................................28

   5.1 Financing Transactions; Issuance of Securities of Acquiror prior to the Closing...........28

   5.2 Disclosure Documents......................................................................28

   5.3 Access to Information.....................................................................29

   5.4 Confidentiality; No Solicitation..........................................................29

   5.5 Interim Operations........................................................................31

   5.6 Consents..................................................................................34

   5.7 Filings...................................................................................34


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
   5.8  All Reasonable Efforts...................................................................34

   5.9  Public Announcements.....................................................................34

   5.10 Notification of Certain Matters..........................................................35

   5.11 Expenses.................................................................................35

   5.12 Registration Rights......................................................................35

   5.13 Documents at Closing.....................................................................39

   5.14 Prohibition on Trading in Acquiror Stock.................................................39

   5.15 Matters of Corporate Governance..........................................................39

   5.16 Acknowledgment of Approvals..............................................................40

   5.17 Production of Schedules and Exhibits.....................................................40


ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER............................................40

   6.1 Conditions to Obligations of Osage and the Osage Shareholders.............................40

   6.2 Conditions to Acquiror's and the Sub's Obligations........................................42


ARTICLE VII:  INDEMNIFICATION....................................................................43

   7.1 Indemnification...........................................................................43


ARTICLE VIII:  TERMINATION.......................................................................44

   8.1 Termination...............................................................................44

   8.2 Notice and Effect of Termination..........................................................45

   8.3 Extension; Waiver.........................................................................45

   8.4 Amendment and Modification................................................................46


ARTICLE IX:  MISCELLANEOUS.......................................................................46

   9.1 Survival of Representations and Warranties................................................46

   9.2 Notices...................................................................................46

   9.3 Entire Agreement; Assignment..............................................................47


                                       ii

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
   9.4  Binding Effect; Benefit..................................................................47

   9.5  Headings.................................................................................47

   9.6  Counterparts.............................................................................48

   9.7  Governing Law............................................................................48

   9.8  Arbitration..............................................................................48

   9.9  Severability.............................................................................48

   9.10 Release and Discharge....................................................................48

   9.11 Certain Definitions......................................................................48

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                             EXHIBITS AND SCHEDULES


EXHIBITS
1.3(a)(iv)     Certificate of Designation of Series B $3.00 Convertible Preferred Stock
1.3(a)(v)      Form of Option Agreement
1.3(b)(vi)     Form of Voting Trust
2.2(a)(ii)     Investment Letter
5.1(a)(i)      Summary of Terms of Series A $3.00 Convertible Preferred Stock
6.1(f)         Summary of Terms of Employment


SCHEDULES

4.1(a)         Articles of Incorporation and Bylaws of Osage and each Subsidiary
4.1(e)         Financial Statements
4.1(f)(i)      Location of Leased Property
4.1(f)(ii)     Written Notice
4.1(h)         Litigation
4.1(j)(i)      Employee Benefit Plan
4.1(j)(ii)     Employee Benefit Plan (for which Osage has obligation to contribute)
4.1(j)(iv)     Material Employment Arrangements, Contracts, etc.
4.1(o)         Intellectual Property
4.1(r)(i)      Labor Relations; Employees
4.1(r)(ii)     List of Employees
4.1(r)(v)      Strikes, grievance proceedings, arbitrations, etc.
4.1(t)         Suppliers and Clients
4.1(w)         Absence of Certain Changes
4.2(a)         Certificate of Incorporation and Bylaws of Acquiror and Sub
4.2(g)         No Violations
4.2(i)         Litigation

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of November 5, 1997, by and among PACIFIC RIM ENTERTAINMENT, INC., a Delaware corporation ("Acquiror"), PR ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), OSAGE COMPUTER GROUP, INC., a Arizona corporation ("Osage") and JACK LEADBEATER, DAVID OLSON, STEVE RIGBY, CHRIS DONAHUE, DALE VAN DE VREDE FAMILY TRUST and RICK GUNTHER as the sole shareholders of Osage (collectively the "Osage Shareholders").

                                    Recitals

     WHEREAS, Acquiror and Osage have determined that it is in the best interests of their respective shareholders for Osage to merge with and into Sub upon the terms and subject to the conditions set forth in this Agreement;


     WHEREAS, the respective Boards of Directors of Acquiror and Osage have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and


     WHEREAS, for federal income tax purposes, it is intended that this merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


     NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        MERGER OF OSAGE WITH AND INTO SUB
                               AND RELATED MATTERS

     1.1 The Merger.

         (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), Osage shall be merged with and into the Sub (the "Merger") in accordance with the provisions of the Arizona Business Corporation Act ("ABCA") and the Delaware General Corporation Law (the "DGCL") and the separate corporate existence of Osage shall cease, and the Sub shall continue as the surviving corporation under the laws of the state of Delaware with the corporate name "OSAGE COMPUTER GROUP, INC." (the "Surviving Corporation").

         (b) The Merger shall become effective as of the filing of and receipt of a certificate of merger (the "Certificate of Merger") with the Secretary of State of Delaware and articles of merger (the "Articles of Merger") with the Arizona Corporate Commission, in accordance with the provisions of Section 252 of the DGCL and
Section 10-123 of the ABCA, and the confirmation by the Certificate of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

         (c) At the Effective Time:

             (i) the Sub shall continue its existence under the laws of the State of Delaware as the Surviving Corporation;

             (ii) the separate corporate existence of Osage shall cease;

             (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Osage shall be allocated to and vested in the Sub as the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Osage shall be allocated to the Sub as the Surviving Corporation which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Sub as the Surviving Corporation, shall be liable therefor;

             (iv) the Certificate of Incorporation of the Sub as in effect immediately prior to the consummation of the Merger, other than the name of the Sub which shall be changed to "OSAGE COMPUTER GROUP, INC." in connection with the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation;

             (v) Each of Acquiror, Sub and Osage shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger and with the Arizona Corporation Commission, the Articles of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable.

             (vi) the Bylaws of the Sub, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws; and

             (vii) the officers and directors of the Acquiror shall be nominated and elected in accordance with the provisions of Sections 6.1(d) hereof.


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     1.2 Conversion of Stock.

         At the Effective Time, and without any action on the part of the parties hereto, the Osage Shareholders or any other party:

         (a) the shares representing 100% of the issued and outstanding common stock of Osage ("Osage Common Stock") as of the Closing (other than "Dissenting Shares", as defined herein) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration);

         (b) each share of capital stock of Osage held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

         (c) each share of common stock of the Sub that is issued and outstanding as of the Effective Time shall continue to represent one share of common stock of the Surviving Corporation after the Merger, which shares shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation;

         (d) Acquiror shall pay all charges and expenses, including those of any exchange agent and the National Association of Securities Dealers, Inc., if any, in connection with the issuance or exchange of the shares in connection with the Merger;

         (e) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Osage capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Osage capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement; and

         (f) No fractional shares of stock shall be issued in the Merger, and each holder of Osage Common Stock entitled to receive as part of the Merger Consideration fractional shares shall receive that number of shares of stock rounded to the nearest whole number.

     1.3 Merger Consideration.

         (a) The Merger Consideration consisting of the total purchase price payable to the Osage Shareholders in connection with the acquisition by merger of Osage shall be paid or delivered, as the case may be, upon the "Closing" (as hereafter defined) and shall consist exclusively of the following:


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             (i) $500,000 in cash, cashier's check or by wire transfer;

             (ii) the delivery of 900,000 newly issued shares of Acquiror's common stock, subject to the affirmative covenants relative to fair market value identified at subsection 1.3(b) hereafter;

             (iii) the delivery of 200,000 additional newly issued shares of Acquiror's common stock ("collectively with the shares delivered pursuant to subsection 1.3(a)(ii), the "Acquiror Common Stock"), which shall not be subject to the affirmative covenants relative to fair market value identified at subsection 1.3(b) hereafter;

             (iv) the delivery of 50 newly issued shares of Series B $3.00 Convertible Preferred Stock, face amount $1.5 million (the "Acquiror Preferred Stock"), subject to the terms and conditions set forth within the Certificate of Designation attached hereto as Exhibit 1.3(a)(iv); and

             (v) the delivery of 800,000 options, which options (the "Acquiror Options") are to be granted for a period of six (6) years from the Closing at an exercise price of the lower of: (i) $3.00 per share; or (ii) the average of the closing bid and ask prices of the Acquiror Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date upon which any segment of the options vest (with the recognition, however, that different exercise prices may be established for different segments of the options since they may vest at different times). The options will vest in the following manner: (x) 400,000 options will vest once the Acquiror's audited financial statements reflect annual earnings for the preceding year (commencing one (1) year after the Closing) of no less than $.20 per share; and (y) the remaining 400,000 options will vest once the Acquiror's audited financial statements reflect annual earnings for the preceding year (commencing one (1) year after the Closing) of no less than $.30 per share, with the recognition that once the Acquiror achieves audited earnings per share of $.30, all of the options vest.

         (b) The 900,000 shares of the Acquiror Common Stock, identified at subsection 1.3(a)(ii) above, may be increased (but not decreased) based upon the determination of the quarterly value (the "Quarterly Value") of the Common Stock of Acquiror for each of the six (6) consecutive three (3) month periods following the effectiveness of the "Registration Statement," as hereafter defined at Section 5.12 (the "Effective Date") (i.e., from the Effective Date through the 18th month following the Effective Date). During each of the six (6) consecutive three (3) month periods following the Effective Date, a determination shall be made as to the Quarterly Value of the Acquiror Common Stock, with the Acquiror agreeing that the Osage Shareholders should be able, during each of such three (3) month periods, to yield gross proceeds (or deemed gross proceeds) of $300,000 from the sale (or deemed sale) of no more than 150,000 shares of Acquiror Common Stock (i.e., to yield a deemed value of not less than $2.00 per share).

             (i) The Quarterly Value shall be derived from a combination of: (a) sales of shares of Acquiror Common Stock by the Osage Shareholders in open market transactions, upon which value shall be measured by the average per share sales price; or (b) to the extent that open market sales have not generated sales proceeds to the Osage Shareholders of at least $300,000, then the remaining value (i.e., the difference between the sum total of such sales and $300,000) shall be measured based upon the average of the closing bid and ask prices of the Common Stock of Acquiror on the principal exchange, automated quotation system or over-the-counter market, for the fifteen (15) trading days before the last trading day in each respective three (3) month period (such last trading date hereinafter referred to as the "Valuation Date"); provided, however, that such average price is $2.00 or higher, and if the average price is lower than $2.00, the value of such unsold shares shall be measured based upon 85% of the aforesaid average closing bid and ask prices for the fifteen (15) trading days before the Valuation Date. Quarterly Value shall then be determined by making a separate non-cumulative computation on each of the respective Valuation Dates to determine how many shares of Acquiror Common Stock have been sold during the three (3) month period, or would need to be sold (assuming a sale) on such Valuation Dates, in order for the Osage Shareholders to have yielded gross receipts of at least $300,000.

             (ii) To the extent that more than 150,000 shares have been sold during the three (3) month period, or would need to be sold on each of the respective Valuation Dates, to yield $300,000 to the Osage Shareholders, then a deficit would be created (the "Deficit") to the extent 150,000 is lower than the number of Shares of Acquiror Common Stock sold or needed to be sold to yield $300,000 during such period. By way of illustration, if during a three (3) month period, the Osage Shareholders sold 150,000 shares at $1.00 and the average price at the end of the three (3) month period was $5.00, then a sale of 30,000 shares at $5.00 per share is deemed to occur on the Valuation Date (to arrive at gross proceeds of $300,000) and a Deficit of 30,000 shares is created. Likewise, if during the three (3) month period, the Osage Shareholders sold 50,000 shares at $5.00 and the average price at the end of the three (3) month period was $1.00; then, computed at 85% of average market value, a sale of 58,824 shares shall be deemed to occur on the Valuation Date (to arrive at deemed proceeds of $300,000) and no Deficit is created since the Osage Shareholders were able to obtain actual and deemed proceeds of $300,000 from the aggregate sale and deemed sale of less than 150,000 shares. By way of further illustration, if no sales are conducted during the three (3) month period and the shares of Acquiror Common Stock are valued at $1.00 upon the Valuation Date, computed at 85% of average market value, a Deficit to the extent of 202,941 shares is created, rounded to the nearest whole number.

             (iii) The determinaton of Quarterly Value is separate as to each of the six (6) consecutive three (3) month periods.

             (iv) If a Deficit is created based upon the Quarterly Value on the respective Valuation Dates, additional shares of Acquiror Common Stock shall be issued to the Osage Shareholders (in proportion to their share ownership as of the Closing) within fifteen (15) days after completion of the financial statements referred to in subsection 1.3(b)(v) hereafter.


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             (v) The additional shares to be issued to satisfy a Deficit (the
"Additional Acquiror Common Stock") may either derive from Acquiror as newly issued shares of Common Stock, or may be withdrawn from a pool of 1,500,000 shares of Common Stock of Acquiror deposited at the Closing in a voting trust (the "Voting Trust") by certain of the existing Acquiror Stockholders. If Acquiror's financial statements covering the most recent quarterly period ended prior to the respective Valuation Dates, as the same are included within a report filed with the Securities and Exchange Commission, reflect that Acquiror has remained in compliance with the performance criteria identified at subsection (vii) hereafter (the "Performance Criteria") during such quarterly period, the Additional Acquiror Common Stock necessary to satisfy the Deficit will be withdrawn from the Voting Trust. If Acquiror's financial statements reflect, however, that Acquiror has not, during such same quarterly period, remained in compliance with the Performance Criteria, then, and in that event, the Additional Acquiror Common Stock necessary to satisfy the Deficit will be issued by Acquiror as newly issued shares of Common Stock.

             (vi) The operation of the Voting Trust will be governed by the terms of a voting trust agreement (the "Voting Trust Agreement") executed by the parties on or before the Closing, a form of which is attached hereto as Exhibit 1.3(b)(vi). The Voting Trust Agreement will provide, among other things, that the Voting Trust shall only remain in effect until the earlier of: (i) the end of the 18th month following the Effective Date; or (ii) at such earlier date when all of the shares covered by it have been released to their beneficial owners or allocated to the Osage Shareholders. During each of the three (3) month periods following the Effective Date in which no Deficit arises, 250,000 shares shall be released from the Voting Trust.

             (vii) For the purposes of subsection (v) hereof, Acquiror shall remain in compliance with the Performance Criteria so long as during each of the fiscal quarters for which a determination of a Deficit is necessary, it achieves "earnings per share" (as reflected within the financial statements included within a report filed with the Securities and Exchange Commission) as follows:
(x) $.0125 for each of the quarters for the first twelve (12) months after the Closing; and (y) $.025 for each of the remaining quarters for which the determination of a Deficit is necessary. For purposes hereof, failure to maintain the Performance Criteria for any one particular quarter shall not adversely affect the determinations thereunder for any subsequent quarter.

         (c) The Merger Consideration shall be allocated among the Osage Shareholders in the proportion of their share ownership of the outstanding common stock of Osage at the Closing in accordance with the percentages identified on the signature page hereof.

         (d) The shares of Acquiror Common Stock and Acquiror Preferred Stock to be delivered at the Closing, as well as any Additional Acquiror Common Stock, when and if delivered, shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that all of such Acquiror Common Stock, Additional Acquiror Common Stock and Acquiror Preferred Stock and shares of Common Stock issuable upon conversion of the Acquiror Preferred Stock shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act").

     1.4 Additional Rights; Taking of Necessary Action; Further Action.

         Each of Acquiror, Sub, Osage and Osage Shareholders, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the ABCA and DGCL as promptly as possible, including, without limitation, the filing of the Certificate of Merger and the Articles of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in Sub as the Surviving Corporation full right, title and possession to all assets, property, rights, privileges, powers and franchises of Osage, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

     1.5 Dissenters' Rights.

         Each of Osage and the Osage Shareholders acknowledge that dissenters' rights are available to each of the Osage Shareholders pursuant to Chapter 13 of the ABCA and that (i) Osage has complied with the provisions of the ABCA in notifying each Osage Shareholder of the availability of such rights; and (ii) pursuant to the provisions of the ABCA, if the appropriate procedures and guidelines are followed, any dissenting shareholder ("Dissenting Shareholders"), in lieu of the Merger Consideration, shall be entitled to receive the fair value of their shares in accordance with the provisions of Section 10-325 of the ABCA.

     1.6 No Further Rights or Transfers.

         At and after the Effective Time, the shares of capital stock of Osage outstanding immediately prior to the Effective Time shall cease to provide the Osage Shareholders thereof any rights as a shareholder of Osage or the Surviving Corporation, except for the right to surrender the certificate or certificates representing such shares and to receive the consideration to be received in the Merger as provided in this Agreement.

                                   ARTICLE II

                                   THE CLOSING

     2.1 Closing Date.

         Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Osage, 1661 East Camelback Road, Suite 245, Phoenix, AZ 85016, at 10:00 a.m., local time on the later of: (i) the first Business Day following the day upon which all appropriate Acquiror Corporate Action and Osage Corporate Action has been taken in accordance with Section 3 of


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this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Section 6 of this Agreement is fulfilled or waived, or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than December 15, 1997, unless such date is extended by the mutual written agreement of the parties.

     2.2 Closing Transactions.

         At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

         (a) Osage and the Osage Shareholders will deliver, or shall cause to be delivered, to the Acquiror and Sub, and shall take the following actions:

             (i) The Osage Shareholders (other than Dissenting Shareholders) shall surrender and deliver to the Sub as the Surviving Corporation the certificate or certificates representing all of such shares of Osage Common Stock;

             (ii) The Osage Shareholders (other than Dissenting Shareholders) shall, to the extent necessary to comply with applicable federal and state securities laws (including, if applicable, Rule 145 promulgated under the Act), execute and deliver at the Closing a copy of an Investment Letter in a form to be mutually agreed by the parties at that time and attached to this Agreement as
Exhibit 2.2(a)(ii) ("Investment Letter");

             (iii) Any outstanding shareholder agreements relating to Osage Common Stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;

             (iv) Osage and the Osage Shareholders shall execute and deliver, and file or cause to be filed with the Arizona Corporation Commission, the Articles of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

             (v) A certificate shall be executed by Osage and the Osage Shareholders to the effect that all representations and warranties made by Osage and the Osage Shareholders under this Agreement are true and correct as of the Closing, as though originally given to Acquiror and Sub on said date;

             (vi) A certificate of good standing shall be delivered by Osage from the Arizona Corporation Commission of the State of Arizona, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of such state;


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


             (vii) An incumbency certificate shall be delivered by Osage signed by all of the officers thereof dated at or about the Closing;

             (viii) Certified Articles of Incorporation shall be delivered by Osage dated at or about the Closing and a copy of the Bylaws of Osage certified by the Secretary of Osage dated at or about the Closing;

             (ix) Certified Board and shareholder resolutions shall be delivered by the Secretary of Osage dated at or about the Closing authorizing the transactions contemplated under this Agreement;

             (x) The delivery of an opinion of counsel of Osage and the Osage Shareholders in form and substance satisfactory to Acquiror and the Sub, a form of which shall be agreed upon within fifteen (15) days of the date hereof; and

             (xi) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.


         (b) Acquiror and Sub will deliver, or shall cause to be delivered, to Osage and the Osage Shareholders, and shall take the following actions:

             (i) Acquiror shall deliver or shall cause to be delivered to the Osage Shareholders (other than Dissenting Shareholders) a certificate or certificates representing the number of shares of Acquiror Common Stock, Acquiror Preferred Stock and Acquiror Options as such holder is entitled to receive in connection with the Merger;

             (ii) Acquiror shall deliver or shall cause to be delivered to the holders of Osage Common Stock, the cash component ($500,000) of the Merger Consideration;

             (iii) Acquiror and the Sub shall execute and deliver, and file or cause to be filed with the Secretary of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

             (iv) Sub shall receive from the Secretary of State of Delaware a final Certificate of Merger;


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


             (v) Each of the existing members of Acquiror's Board of Directors will tender his resignation and nominate to the Board five (5) individuals consisting of a majority (3 members) of designees of the holders of the Acquiror Preferred Stock; one designee of the former Acquiror Board members ("Pacific Rim Designee"); and a designee mutually acceptable to the holders of the Acquiror Preferred Stock and Pacific Rim Designee. The newly constituted Board of Directors will hold office in accordance with the DGCL and will appoint executive officers in accordance with the DGCL;

             (vi) A certificate shall be executed by the Acquiror's and Sub's President to the effect that all representations and warranties of the Acquiror and Sub under this Agreement are true and correct as of the Closing, as though originally given to Osage on said date;

             (vii) A certificate of good standing shall be delivered by Acquiror and Sub from the Secretary of the State of Delaware dated at or about the Closing that the Acquiror and Sub are in good standing under the laws of said state;

             (viii) An incumbency certificate shall be delivered by Acquiror and Sub signed by all of the officers thereof dated at or about the Closing;

             (ix) Certified Certificates of Incorporation shall be delivered by Acquiror and Sub dated at or about the Closing, and a copy of the Bylaws of Acquiror and Sub certified by the Secretary of Acquiror and Sub dated at or about the Closing;

             (x) Certified Board resolutions shall be delivered by the Secretary of the Acquiror and Sub dated at or about the Closing authorizing the transactions contemplated under this Agreement;

             (xi) Acquiror will deliver Employment Agreements to Messrs. Leadbeater and Olson upon the terms and conditions identified upon Exhibit 6.1(f) to this Agreement;

             (xii) There shall be executed a Voting Trust Agreement upon the terms and conditions identified upon Exhibit 1.3(b)(vi) to this Agreement;

             (xiii) A Certificate of Designation shall be filed with the Secretary of State of Delaware in accordance with the DGCL, designating the terms of the Acquiror Preferred Stock and the Series A Preferred Stock;

             (xvi) The delivery of an opinion of counsel of Acquiror and the Sub in form and substance satisfactory to Osage and the Osage Shareholders, a form of which shall be agreed upon within fifteen (15) days of the date hereof; and

             (xvii) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

                                   ARTICLE III

                            CERTAIN CORPORATE ACTION

     3.1 Osage Corporate Action.

         Osage shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

     3.2 Acquiror Corporate Action.


         Acquiror and the Sub shall cause to occur all corporate action necessary on behalf of either of them to effect the Merger and to consummate the other transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Osage and the Osage Shareholders.

         As a material inducement to Acquiror and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, Osage and the Osage Shareholders, jointly and severally, hereby make the following representations and warranties to Acquiror and Sub. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all materials on the Closing as though made on and as of such date.

         (a) Corporate Existence and Power.

             (i) Osage is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Osage is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of Osage as amended to date are attached hereto as Schedule 4.1(a) and are made a part hereof. There are currently no subsidiaries of Osage.


         (b) Due Authorization. This Agreement has been duly authorized, executed and delivered by Osage and the Osage Shareholders and constitutes a valid and binding agreement of Osage and the Osage Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Osage required under applicable law in order to consummate the Merger will have occurred.

         (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not: (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Osage; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Osage and the Osage Shareholders or their properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of Osage, except such as is not reasonably likely to have a Material Adverse Effect or prevent Osage or the Osage Shareholders from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Osage in connection with the execution and delivery of this Agreement by Osage and the Osage Shareholders or the consummation by Osage and the Osage Shareholders of the transactions contemplated hereby, except the filing of the Articles of Merger.

         (d) Capitalization and Share Ownership. The authorized capital stock of Osage consists solely of ten million (10,000,000) shares of common stock, no par value per share ("Osage Common Stock"), and one million (1,000,000) shares of preferred stock, no par value per share ("Osage Preferred Stock"). There are currently outstanding (i) 2,000,000 shares of Osage Common Stock, (ii) no shares of Osage Preferred Stock and (iii) no Osage Options. The outstanding shares of capital stock of Osage have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of Osage, (B) no securities of Osage convertible into or exchangeable for shares of capital stock or voting securities of Osage and (C) no options, warrants or other rights to acquire from Osage, and no obligation of Osage to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Osage, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any capital stock of Osage. The Osage Common Stock to be surrendered in the Merger will be owned of record and beneficially, by the Osage Shareholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

         (e) Financial Statements. Attached as Schedule 4.1(e) are copies of financial statements of Osage for the years ended December 31, 1996 and December 31, 1995 and accompanying notes, which were audited by Pearce, Grey and Rudd, Mesa, Arizona. Also attached are unaudited interim financial statements of Osage for the nine (9) month period ended September 30, 1997 (the "Interim Financial Statements"). (The Audited Financial Statements and the Interim Financial Statements shall be referred to collectively as the "Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and fairly present in all material respects the financial position of Osage as of the date thereof and the results of operations for the periods then ended (subject to normal year-end adjustments).

         (f) Real Properties.

             (i) Osage currently leases real property at those locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). Osage owns or leases no other real estate. None of the leasehold interests held by Osage is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of Osage that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

             (ii) Except as described on Schedule 4.1(f)(ii) hereto, Osage has not received any written notice from any governmental entity having jurisdiction over Osage or over any of the real property leased by Osage of any violation by Osage of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by Osage or of any condemnation or eminent domain proceeding.

             (iii) Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by Osage and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

             (iv) Except as described on Schedule 4.1(f)(iv), Osage is not a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein Osage is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

             (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by Osage have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

         (g) No Contingent Liabilities. Except as set forth in the Financial Statements, at the Closing, Osage shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Osage after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on: (i) the Financial Statements; (ii) this Agreement or any Schedule or Exhibit hereto; or
(iii) liabilities incurred since the date of the Financial Statements solely in the ordinary course of business and as accurately reflected on the books and records of Osage; provided, however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to Osage.

         (h) Litigation. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of Osage, any basis therefor) pending against, or to the knowledge of Osage threatened, against or affecting Osage or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Osage, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

         (i) Taxes. Osage has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by it between the date hereof and the Closing. Osage has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Osage reflect, or will reflect, adequate reserves for all taxes payable by Osage which have been, or will be, accrued but are not yet due. Osage is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Osage, Osage and the Osage Shareholders are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against Osage. All taxes which Osage is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither Osage nor any member of any affiliated or combined group of which Osage is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Osage, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which Osage is now or ever has been a party. Osage will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. Osage (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Osage) and (b) has no liability for the taxes of any person (other than Osage) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (j) ERISA.

             (i) Schedule 4.1(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by Osage or any affiliate (as defined below), (ii) covers any employee or former employee of Osage or any affiliate or (iii) under which Osage or any affiliate has any liability. Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.

             (ii) Schedule 4.1(j)(ii) identifies all Employee Plans to which Osage currently has any obligation to contribute. Osage is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither Osage nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

             (iii) There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

             (iv) Schedule 4.1(j)(iv) identifies each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by Osage or any of its affiliates or (B) covers any employee or former employee of Osage or any of its affiliates or (C) under which Osage or any affiliate has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

             (v) Neither Osage nor any affiliate has or maintains and has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of Osage or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.

             (vi) Osage is not a party to or subject to any union contract or any express employment contract (other than as set forth on Schedule 4.1(j)(iv) hereto) or arrangement providing for annual future compensation to any officer, consultant, director or employee in excess of $100,000.

         (k) Insurance Coverage. Schedule 4.1(k) sets forth a list of all Osage key-man life insurance policies. Osage maintains insurance covering its assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and Osage is in full compliance with the terms and conditions of such policies. Osage has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by Osage pending under any of such policies as to which coverage has been questioned or denied.

         (l) Compliance with Laws. Osage is not in violation of, and has not violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures by Osage that are reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, Osage has all licenses, permits, certificates and authorizations needed or required for the conduct of Osage's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

         (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, Osage or the Osage Shareholders to act on its behalf who might be entitled to any fee or commission from Osage, the Osage Shareholders, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

         (n) Personal Property. Osage has good and valid title to all of its personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance. Osage is the owner of all of its personal property now located in or upon its leased premises and of all personal property which is used in the operation of its business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. All inventory as reflected on the Financial Statements is usable in the ordinary course of business free from material defects. Osage owns no motor vehicles.

         (o) Intellectual Property; Intangible Property. The corporate names of Osage and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by Osage in the operation of its business (the "Names and Service Marks"). Osage has not done business and has not been known by any other name other than by its Names and Service Marks. Osage owns and has the exclusive right within Arizona to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by Osage. No royalties or fees are payable by Osage to any third party by reason of the use of any of its intellectual property. Osage has received no notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and to the knowledge of Osage, there is no reasonable basis for any such charge or claim. There is no presently known threatened use or encroachment of any such intellectual property.

         (p) Accounts Receivable. Each of the accounts receivable of Osage referred to on the Financial Statements constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of Osage to which each such account is payable and has been acquired in the ordinary course of business. Each account receivable is fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) no later than ninety (90) days after such account receivable is due. No account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

         (q) Contracts, Leases, Agreements and Other Commitments. Osage is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $100,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Corporation Agreements"):

             (i) The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii) and 4.1(r)(i); and

             (ii) Agreements involving a maximum possible liability or obligation on the part of Osage of less than Twenty-Five Thousand Dollars ($25,000) separately or less than One Hundred Thousand Dollars ($100,000) in the aggregate.

     The Corporation Agreements constitute all of the agreements and instruments which are necessary and desirable to operate the business as currently conducted by Osage. True, correct and complete copies of each Corporation Agreement described and listed under subsection 4.1(q)(i) have been made available to Acquiror within ten (10) business days prior to the date hereof. The term "Corporation Agreement" excludes purchase orders entered into in the ordinary course for personality or inventory which may be returned to the vendor without penalty. All of the Corporation Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Surviving Corporation shall become entitled to all rights of Osage under such of the Corporation Agreements as if the Surviving Corporation were the original party to such Corporation Agreements. All parties to all of the Corporation Agreements have performed all obligations required to be performed to date under such Corporation Agreements, and no party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of Osage under any Corporation Agreement. None of the terms or provisions of any Corporation Agreement materially adversely affects the business, prospects, financial condition or results of operations of Osage.

         (r) Labor Relations; Employees.

             (i) Set forth on Schedule 4.1(r)(i) is a list of:


                 (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which Osage is a party or by which it is bound; and


                 (B) All employment agreements, and all severance agreements which have not been fully performed, to which Osage is a party or by which it is bound.

             (ii) Set forth on Schedule 4.1(r)(ii) is a list of all key management employees of Osage, broken down by location, together with their rate of compensation and title.

             (iii) Osage will deliver to Acquiror true and correct copies of all of the documents referred to on Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of Osage.

             (iv) There is no union representing or purporting to represent any of the employees of Osage, and Osage is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

             (v) Except as set forth on Schedule 4.1(r)(v):


                 (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of Osage, threatened;


                 (B) Osage has complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and Osage is not (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

                 (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or, to the knowledge of Osage, threatened against any Osage, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of Osage, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of Osage to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

             (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of Osage is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of Osage following such termination of employment.

             (vii) Osage is not a party to any oral or written (A) agreement with any executive officer or other key employee of Osage (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Osage of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (s) Osage has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

         (t) Suppliers and Customers. Set forth on Schedule 4.1(t) is a list of the five largest customers of Osage based on the percentage of revenue represented by those customers for the fiscal year ended December 31, 1996 and the five largest customers in terms of volume of contracts. The relationship of Osage with its suppliers and customers are good commercial working relationships and no supplier or customer of Osage has canceled, curtailed or otherwise terminated or, to the knowledge of Osage, threatened to cancel or otherwise terminate, his or its relationship with Osage. Osage has no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such supplier or customer relationship.

         (u) Conflicting Interests. Except as set forth on Schedule 4.1(u), no director, officer, employee or Osage Shareholder, and no relative or affiliate of any of the foregoing (i) sells or purchases goods or services from Osage or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which Osage conducts business or with which any of the foregoing is in competition, or
(ii) is indebted to Osage except for money borrowed and as set forth on the Financial Statements.

         (v) Environmental Protection. Neither Osage nor the Osage Shareholders have been notified by any governmental authority, agency or third party, and Osage and the Osage Shareholders have no knowledge, of any violation by Osage of any Environmental Statute (as defined below). All registrations by Osage with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by Osage. Osage has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

         (w) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(w), there has not been (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Osage; (ii) any entry by Osage into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by Osage in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of Osage or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by Osage of any shares of its capital stock or any other securities for an aggregate sum not in excess of $5,000; (v) any agreement by Osage, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of Osage, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of Osage providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by Osage to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of Osage. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

         (x) Investment Intent.

             (i) Except with respect to the registration rights granted to the Osage Shareholders pursuant to the terms of this Agreement, the shares of Acquiror Common Stock are not being registered under the Act on the basis of the statutory exemption provided by Section (4)2 thereof, relating to transactions not involving a public offering, and the Acquiror's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement;

             (ii) The Osage Shareholders represent (a) that they have reviewed such quarterly, annual and periodic reports of the Acquiror as have been filed with the Securities and Exchange Commission (the "Reports") and that they have such knowledge and experience in financial and business matters that it is capable of utilizing the information set forth therein, concerning Acquiror to evaluate the risk of investing in the Acquiror; (b) that they have been advised that the shares of Acquiror Common Stock to be issued to each of them by the Acquiror will not be registered under the Act, except as otherwise provided in this Agreement, and accordingly, the Osage Shareholders may only be able to sell or otherwise dispose of such shares in accordance with Rule 144 or except as otherwise provided in this Agreement; (c) that the shares of Acquiror Common Stock will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof; (d) that the shares of Acquiror Common Stock so issued will not be sold without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel to the Acquiror an exemption from such registration is available), or in violation of any law; and (e) that the certificate or certificates representing the shares of Acquiror Common Stock to be issued will be imprinted with a legend in form and substance substantially as follows:


         'THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."


     and Acquiror is hereby authorized to notify its transfer agent of the status of the Shares and to take such other action including, but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to assure compliance with the Act, as amended.

             (iii) Osage and the Osage Shareholders have been afforded the opportunity to review and are familiar with the Reports and have based their decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and have not been furnished with any other literature, prospectus or other information except as included in the Reports or this Agreement;

             (iv) The Osage Shareholders are able to bear the economic risks of an investment in the shares of Acquiror Common Stock and that their overall commitment to their investments which are not readily marketable is not disproportionate to their net worth; and

             (v) The Osage Shareholders understand that no federal or state agency has approved or disapproved the shares of Acquiror Common Stock and Acquiror Preferred Stock, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

         (y) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Osage or the Osage Shareholders to Acquiror or Sub in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Osage or the Osage Shareholders which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Osage or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

     4.2 Representations and Warranties of Acquiror and the Sub.


         As a material inducement to Osage and the Osage Shareholders to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Sub hereby make the following representations and warranties to Osage and the Osage Shareholders.

         (a) Corporate Existence and Power. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and the Sub has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and the Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror owns all of the issued and outstanding shares of capital stock of the Sub, and there are no other rights or obligations of Acquiror or the Sub to issue any other shares of capital stock of the Sub. The Sub has conducted no business activity other than in connection with the transactions contemplated by this Agreement. True, complete and correct copies of the Articles of Incorporation and Bylaws of Acquiror as amended to date are attached hereto as Schedule 4.2(a) and are made a part hereof.

         (b) Due Authorization. This Agreement has been duly authorized, executed and delivered by Acquiror and the Sub and constitutes a valid and binding agreement of Acquiror and the Sub, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and the Sub required under applicable law in order to consummate the Merger will have occurred.

         (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Acquiror or Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the charter or Bylaws of Acquiror or the Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. or result in the creation or imposition of any Encumbrance on any asset of Acquiror, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Sub from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or the Sub in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby, except the filing of the Certificate of Merger with the Secretary of the State of Delaware.

         (d) Capitalization.

             (i) As of the Closing, the authorized capital stock of the Acquiror shall consist solely of shares of common stock, par value $.01 per share ("Acquiror Common Stock"), of which no more than 3,520,000 shares of Acquiror Common Stock will be outstanding as of the Closing except as permitted by
Section 5 and one thousand (1,000) shares of preferred stock, of which none are currently outstanding. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, and upon the issuance of the shares of Acquiror Common Stock and

Acquiror Preferred Stock to be issued in the Merger, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of Acquiror Common Stock and Acquiror Preferred Stock, respectively. Except as set forth in its SEC Documents, as defined below, and except for the shares of Acquiror Common Stock and Acquiror Preferred Stock and Acquiror Options to be issued in connection with the Merger and the transactions relating thereto or permitted hereby (including the private placement of $3,660,000 million of Series A $3.00 Convertible Preferred Stock), there will be outstanding (A) no shares of capital stock or other voting securities of Acquiror, (B) no securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror and (C) no options, warrants or other rights to acquire from Acquiror, and no obligation of Acquiror to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquiror and there are no agreements or commitments, to do any of the foregoing.

             (ii) Acquiror has a sufficient number of its authorized but unissued shares of Acquiror Common Stock and Acquiror Preferred Stock to permit it to issue the number of shares of Acquiror Common Stock and Acquiror Preferred Stock due in connection with the Merger and the related transactions, as well as all of Acquiror's other obligations to issue shares of Acquiror Common Stock upon exercise of any option, warrant or other right to acquire the same.

         (e) SEC Filings.

             (i) As of the Closing, Acquiror shall have filed all of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and, to the knowledge of Acquiror, Current Reports on Form 8-K required pursuant to the Securities Exchange Act of 1934 and upon request will make available to Osage and the Osage Shareholders copies of its periodic reports filed pursuant to the Securities Exchange Act of 1934, as well as its proxy or information statements relating to meetings of, or actions taken without a meeting by the stockholders of Acquiror held since 1994 and all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission since inception, other than pre-effective amendments to such registration statements. The documents referred to in the preceding sentence are sometimes referred to herein as the "SEC Documents."

             (ii) As of its filing date, to the knowledge of Acquiror, each such SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (f) Financial Statements. The financial statements contained within the SEC Documents fairly present in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Acquiror at and for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to the Acquiror, taken as a whole, in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The books and records, financial and other, of the

Acquiror are, to the knowledge of the Acquiror, in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (g) No Violations. Except as described on Schedule 4.2(g) hereto, neither Acquiror or any of its subsidiaries has received any written notice from any governmental entity having jurisdiction over it or over any of the real property leased by it of any violation by Acquiror or any of its subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by Acquiror or any of its subsidiaries.

         (h) No Contingent Liabilities. Except as set forth in the financial statements referred to in Section 4.2(f) above, as of the Closing, Acquiror and each of its subsidiaries shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Acquiror after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability except as and to the extent reflected on:
(i) the SEC Documents; (ii) this Agreement or any Schedule or Exhibit thereto; or (iii) liabilities incurred since the date of the most recent SEC Document solely in the ordinary course of business (or in connection with the transactions contemplated hereby) and as accurately reflected on the books and records of Acquiror; provided however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to Acquiror.

         (i) Litigation. Except as set forth in any of the SEC Documents or
Schedule 4.2(i), there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror, any basis therefor) pending against, or to the knowledge of Acquiror threatened, against or affecting Acquiror, any of its subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror, would have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

         (j) Taxes. Acquiror and each of its subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. Acquiror and each of its subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Acquiror and each of its subsidiaries reflect, or will reflect, adequate reserves for all taxes payable by Acquiror and each of its subsidiaries which have been, or will be, accrued but are not yet due. Acquiror and each of its subsidiaries are not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Acquiror and each of its subsidiaries, Acquiror and each of its subsidiaries are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending, or to Acquiror's knowledge, threatened against Acquiror and each of its subsidiaries. All taxes which Acquiror and each of its subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither Acquiror or any of its subsidiaries nor any member of any affiliated or combined group of which Acquiror is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Acquiror or any of its subsidiaries, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which Acquiror or any of its subsidiaries is now or ever has been a party. Acquiror will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. None of Acquiror or its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Acquiror or a subsidiary of Acquiror) and (b) has no liability for the taxes of any person (other than Acquiror or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (k) Compliance with Laws. To the best knowledge of Acquiror and Sub, neither Acquiror nor any of its subsidiaries is in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, or constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures that are reasonably likely to have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole. Without limiting the generality of the foregoing, Acquiror and Sub have all licenses, permits, certificates and authorizations needed or required for the conduct of Acquiror's or Sub's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.

         (l) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, either Acquiror or the Sub to act on its behalf who might be entitled to any fee or commission from Osage, the Osage Shareholders, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

         (m) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Sub to Osage and the Osage Shareholders in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror and Sub taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror and Sub taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror and Sub taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES

     5.1 Financing Transactions; Issuance of Securities of Acquiror prior to the Closing.

         (a) Between the date hereof and the Closing, Acquiror contemplates that it will issue the following securities all in a manner in compliance with its Certificate of Incorporation, By-Laws and the DGCL and in compliance with applicable federal and state securities laws:

             (i) Commencing as promptly as practicable after the date of this Agreement, Acquiror shall commence a private offering to a limited number of accredited investors in accordance with Rule 506 of Regulation D promulgated under the Act of $3,660,000 of newly issued shares of Series A $3.00 Convertible Preferred Stock upon terms and conditions summarized in Exhibit 5.1(a)(i); and

             (ii) Additional shares of Acquiror Common Stock will be issued to creditors and other accredited investors so that upon the Closing Acquiror shall have outstanding no more than 3,520,000 shares of Common Stock;

     5.2 Disclosure Documents.


         Osage shall supply to Acquiror the necessary information in writing, or cause the necessary information to be supplied in writing, relating to Osage for inclusion in any document(s) to be prepared in connection with any of the financing transactions identified within Section 5.1 hereof.

     5.3 Access to Information.

         At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 7, and in each case subject to Section 5.4 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

     5.4 Confidentiality; No Solicitation.

         (a) Confidentiality of Acquiror-Related Information. With respect to information concerning Osage that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that, except in connection with the private placement and other securities purchase agreements associated therewith, it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 7, Acquiror shall immediately return all such information, all copies thereof and all information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) become known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of Osage and the Osage Shareholders. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

         (b) Confidentiality of Osage-Related Information. With respect to information concerning Acquiror that is made available to Osage and the Osage Shareholders pursuant to the provisions of this Agreement, Osage and the Osage Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Osage or the Osage Shareholders of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 7, Osage and the Osage Shareholders agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same; provided, however, that one copy of all such material may be retained by Osage's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Osage or the Osage Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through Osage, the Osage Shareholders or any party who received the same through Osage or the Osage Shareholders, provided that Osage or the Osage Shareholders have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Osage; or (iv) is disclosed with the express prior written consent thereto of Acquiror. Osage or the Osage Shareholders agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

         (c) Nondisclosure. Neither Osage, the Osage Shareholders, the Sub or Acquiror shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this

Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any party whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

         (d) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, the Osage Shareholders, Osage or any affiliate thereof will not, prior to the earlier of the Closing, or ninety
(90) days after the termination of this Agreement, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in Osage or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving Osage or its affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of Osage or its affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. Osage or the Osage Shareholders shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

     5.5 Interim Operations.


         During the period from the date of this Agreement and continuing until the Closing:

         (a) Interim Operations of Osage. Osage agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that as to
Osage:

             (i) Ordinary Course. Osage shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

             (ii) Dividends; Changes in Stock. Osage shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (c) redeem, repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

             (iii) Issuance of Securities. Except as contemplated by this Agreement, Osage shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

             (iv) Governing Documents. Osage shall not amend its certificate of incorporation or its Bylaws.

             (v) No Dispositions. Osage shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material or any other assets except in the ordinary course of business consistent with prior practice.

             (vi) Indebtedness. Osage shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Osage or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

             (vii) Benefit Plans; Etc. Osage shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

             (viii) Executive Compensation. Osage shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

             (ix) Acquisitions. Osage shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital , property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

             (x) Tax Elections. Osage shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

             (xi) Waivers and Releases. Osage shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Corporation Agreement other than in the ordinary course of business and consistent with past practice.

             (xii) Other Actions. Osage shall not enter into any agreement or arrangement to do any of the foregoing. Osage shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of Osage set forth in this Agreement becoming untrue in any material respect.

             (xiii) Permitted Distributions. Notwithstanding anything to the contrary in this Agreement, on or before the Closing, Osage may make distribution to the Osage

Shareholders out of the normal course of business to pay accrued but unpaid bonuses to Osage employees (principally Jack Leadbeater and David Olson) not to exceed $400,000.

         (b) Interim Operations of Acquiror and Sub. Acquiror and Sub jointly and severally agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Osage and the Osage Shareholders shall otherwise consent in writing or to the extent required to permit Acquiror to meet its obligations under Section 5) that:

             (i) Ordinary Course. Acquiror shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization (provided that such obligation shall not relate to the officers and employees of Acquiror or any of its subsidiaries including the Sub) and preserve its relationships with customers, suppliers and others having business dealings with it. The Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.

             (ii) Dividends; Changes in Stock. Neither Acquiror nor the Sub shall (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

             (iii) Issuance of Securities. Except as provided for in Section 5, neither Acquiror nor the Sub shall sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

             (iv) No Dispositions. Acquiror shall not sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

             (v) Indebtedness. Neither Acquiror nor the Sub shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

             (vi) Benefit Plans, Etc. Neither Acquiror nor the Sub shall adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

             (vii) Executive Compensation. Neither Acquiror nor the Sub shall grant to any executive officer any increase in compensation, or enter into any employment agreement with any executive officer, other than any of the same the material terms of which have been disclosed to Osage on or before the date hereof.

             (viii) Other Actions. Neither Acquiror nor the Sub shall enter into any agreement or arrangement to do any of the foregoing. Neither Acquiror nor the Sub shall take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue in any material respect.

     5.6 Consents.

         Acquiror, Sub, Osage and the Osage Shareholders shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

     5.7 Filings.

         Acquiror, the Sub, Osage and the Osage Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing and any shareholder of the Acquiror who has an obligation to file a
Schedule 13D does so prior to the Closing.

     5.8 All Reasonable Efforts.

         Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

     5.9 Public Announcements.

         Acquiror, the Sub, Osage and the Osage Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to any listing agreement with an national securities exchange.

     5.10 Notification of Certain Matters.

          Osage and the Osage Shareholders shall give prompt notice to Acquiror, and Acquiror and the Sub shall give prompt notice to Osage and the Osage Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to Osage and the Osage Shareholders, at or prior to the Closing, and, as to Acquiror and Sub, as of the Closing and (b) any material failure of Osage and the Osage Shareholders, on the one hand, or Acquiror or the Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

     5.11 Expenses.

          Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     5.12 Registration Rights.

          (a) Promptly after the Closing of the Merger, the Acquiror shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), and use its best efforts to have declared effective, a registration statement (the "Registration Statement") registering under the Act and the securities statutes and regulations of certain states as provided herein, for resale at market, the Acquiror Common Stock, the Additional Acquiror Common Stock (to the extent then registrable) and the Shares of Common Stock issuable upon conversion of the Acquiror Preferred Stock (collectively, the "Registrable Securities") and thereafter, subject to the terms and conditions of this Agreement, Acquiror shall use its best efforts to keep such Registration Statement effective for a period of three (3) years. Restrictions on resale of the Registrable Securities are identified at Section 5.12(j). From time to time, the Acquiror shall amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Act and any applicable state securities statute or regulation. In particular, to the extent that it is determined that the Additional Acquiror Common Stock may not be included within the Registration Statement. Acquiror agrees to amend and/or update the Registration Statement at the end of the eighteenth month following the Effective Date to include therein the resale of any such shares of Additional Acquiror Common Stock. The parties acknowledge and understand that the Acquiror also intends to include in such Registration Statement the resale of the shares issuable upon conversion of the Acquiror's Series A $3.00 Convertible Preferred Stock in a mutually acceptable manner and 1,200,000 shares of Common Stock of Acquiror outstanding as of the Merger. Additional shares may be included within the Registration Statement upon the consent of Acquiror's Board of Directors, including the affirmative approval of the Pacific Rim Designee.

          (b) Acquiror shall pay all expenses of the Acquiror relating to such registration, other than brokerage or underwriting discounts or commissions, if any.

          (c) It shall be a condition precedent to the obligations of Acquiror to take any action pursuant to this Section 5.12 that each of the holders of Registrable Securities whose shares are so to be registered shall furnish to Acquiror in a timely fashion such information regarding such holder, such holder's Registrable Securities and such other factual information as shall be reasonably required to effect the registration of such shares.

          (d) To the maximum extent permitted by law, Acquiror shall indemnify and hold harmless each such holder of Registrable Securities from and against any and all claims, damages or liabilities, joint or several, to which such holder becomes subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplement by Acquiror) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statement therein not misleading in the circumstances in which they were made, unless such untrue preliminary or amended preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to Acquiror in connection therewith by such holder expressly for use therein. Promptly after receipt by any such holder of notice of the commencement of any action in respect of which indemnity may be sought against Acquiror, such holder shall notify Acquiror in writing of the commencement thereof, and, subject to the provisions of this Section 5.12, Acquiror shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against Acquiror. Acquiror shall not be liable to indemnify any such holder for any settlement of any such action effected with Acquiror's prior written consent. Acquiror shall not, except with the approval of each party being indemnified under this Section 5.12, consent to entry of any judgment or enter into any settlement of any claim or litigation in connection with which provisions of this Section 5.12 have been applied which does not include an unconditional term thereof the giving by such claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

          (e) Each holder whose shares of Registrable Securities are registered pursuant to the provisions of this Section 5.12 shall indemnify and hold harmless Acquiror, each of its directors and each of its officers from and against any and all claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Acquiror and each director and officer for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the circumstances in which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to Acquiror in connection therewith by such holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder, Acquiror shall notify such holder in writing of the commencement thereof, and such holder shall, subject to the provisions of this
Section 5.12, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Acquiror) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against such holder. Such holder shall not be liable to indemnify Acquiror, any director, officer or other person for any settlement of any such action effected without such holder's consent. Such holder shall not, except with the approval of the parties being indemnified under this Section 5.12, consent to entry of any judgment or enter into any settlement of any claim or litigation in connection with which provision of this
Section 5.12 have been applied which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation. The liability of any such holder under this Section 5.12 shall be limited to the aggregate price at which such holder's shares of Acquiror Common Stock is sold.

          (f) In connection with its obligations to register the Registrable Securities as provided in this Section 5.12, Acquiror shall have no obligation:
(i) to assist or cooperate in the offering or disposition of such shares; (ii) except as expressly provided in this Section 5.12, to indemnify or hold harmless the holders of such securities being registered or any underwriter designated by such holders; (iii) to obtain a commitment from an underwriter relative to the sale of such shares; or (iv) to include such Registrable Securities within an underwritten offering of Acquiror conducted on a firm basis.

          (g) If in the opinion of a lead or managing underwriter retained by Acquiror to conduct an underwriting on a firm basis, the resale of such Registrable Securities covered by the registration statement would have an adverse effect upon the completion of an underwritten sale of securities, on behalf of Acquiror, then, in that event, the holders of the Registrable Securities to be included in such registration statement do hereby agree to the restrictions upon resale requested by a managing underwriter.

          (h) In connection with its obligations to register the Registrable Securities as provided in this Section 5.12, Acquiror shall also:

              (i) furnish to each holder of shares of Registrable Securities that are registered or to be registered pursuant to the provisions of this
Section 5.12, such copies of each preliminary and final prospectus and any and all supplements and such other documents as such holder may reasonably request to facilitate the public offering of the shares of Registrable Securities.

              (ii) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under the applicable securities or "Blue Sky" laws of such jurisdiction in the United States as such holder may reasonably request (not to exceed an aggregate of 10 such jurisdictions); provided, however, that Acquiror shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; and

              (iii) furnish to each such holder upon request a copy of all documents filed and all correspondence from and to the SEC in connection with any such offering.

          (i) The registration and other rights granted to the holders of Registrable Securities in this Section 5.12 may not be assigned or transferred by such holder without the prior written consent of Acquiror thereto.

          (j) (i) Once the potential resale of the Registrable Securities are registered, and for a period of eighteen (18) months thereafter, resale of the Registrable Securities shall be limited to that number of shares of Common Stock on a quarterly basis, that would, upon sale in an ordinary brokerage transaction, yield to the sellers thereof net proceeds of $300,000. The resale of the shares of Additional Acquiror Common Stock, once included within the Regsitration Statement, shall be subject to no further restrictions upon resale.


              (ii) Except as set forth in this Section 5.12, the holders of the Registrable Securities may not transfer, sell, encumber or otherwise dispose of the Registrable Securities for at least a period of eighteen (18) months following the Closing without the consent of the Pacific Rim Designee with the exception, however, that the holders of the Registrable Securities may

(a) pledge the shares as collateral for a loan secured from a financial institution provided that such lender agrees to be bound by the terms of any such restrictions on resale and (b) transfer the shares to family members by gift where the transferee agrees to be bound by the terms of any such restrictions on resale.

     5.13 Documents at Closing.

          Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2.

     5.14 Prohibition on Trading in Acquiror Stock.

          Osage and the Osage Shareholders acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, the Osage Shareholders agree that they will not purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement.

     5.15 Matters of Corporate Governance.


          For that period during which the Osage Shareholders retain the voting rights identified in Section 3 of the Certificate of Designation, Preference and Rights of Series B $3.00 Convertible Preferred Stock, the Osage Shareholders shall nominate to the Acquiror's Board of Directors the Pacific Rim Designee, and any Board action undertaken during such period with respect to the transactions identified below shall require the affirmative vote of a majority of the Board of Directors which shall include the Pacific Rim Designee. These transactions shall include:

          (a) transactions between Acquiror and any interested party (including all directors, officers, employees or stockholders beneficially owning more than five percent (5%) of Acquiror's outstanding capital stock); or

          (b) any modification to the terms of this Agreement or any other closing agreements, schedules or exhibits.

     5.16 Acknowledgment of Approvals.


          By virtue of their respective signatures to this Agreement, Acquiror, Sub, Osage and the Osage Shareholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.

     5.17 Production of Schedules and Exhibits.

          Within fifteen (15) days of the execution of this Agreement each of the parties hereto shall produce, to the extent not previously done, to the other, all of the Schedules and Exhibits required to be produced pusuant to this Agreement. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits were produced upon execution of this Agreement.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 Conditions to Obligations of Osage and the Osage Shareholders.

         The obligations of Osage and the Osage Shareholders to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Osage and the Osage Shareholders) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

         (a) The representations and warranties of Acquiror and the Sub set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

         (b) Each of Acquiror and the Sub shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.

         (c) The Merger shall have been approved by Acquiror and Sub in accordance with the provisions of the DGCL. The Board of Directors of Acquiror and the Board of Directors of Sub and Acquiror, as sole shareholder of Sub, shall have approved the execution of this Agreement and the Merger thereby.

         (d) On or before the Closing, the officers and directors of Acquiror shall tender their immediate resignations from office and shall in conjunction therewith increase the size of the Board of Directors to five (5) members and shall nominate to Acquiror's Board of

Directors three (3) individuals designated by the holders of the Acquiror Preferred Stock, one (1) individual designated by the Acquiror's Board of Directors (as such Board was constituted immediately prior to the Closing (the "Pacific Rim Designee")) and one (1) individual designated by mutual agreement of the holders of the Acquiror Preferred Stock and the Pacific Rim Designee. All of such members shall be elected and shall hold such positions in accordance with the DGCL. The officers of Acquiror shall be appointed by its newly elected Board of Directors.

         (e) Osage and the Osage Shareholders shall be reasonably satisfied that the Merger results in a tax-free reorganization under Section 368 of the Code.

         (f) Acquiror shall enter into an Employment Agreement with Messrs. Jack Leadbeater and David Olson, substantially in accordance with the terms contained within Exhibit 6.1(f).

         (g) 1,500,000 shares of Acquiror's Common Stock shall be placed in a voting trust pursuant to the terms of the Voting Trust Agreement attached hereto as Exhibit 1.3(b)(vi).

         (h) There shall be delivered to Osage and the Osage Shareholders an officer's certificate of Acquiror and Sub to the effect that all of the representations and warranties of Acquiror and Sub set forth herein are true and complete in all material respects as of the Closing, and the Acquiror and Sub have complied in all material respects with their covenants and agreements set forth herein that are required to be complied with by the Closing.

         (i) Osage shall have completed prior to the Closing, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business and prospects of Acquiror.

         (j) Acquiror shall have discharged and settled all of its outstanding indebtedness incurred by prior management with the exception of: (i) a bridge loan in the principal amount of $450,000; and (ii) expenses incurred in connection with this transaction not to exceed $100,000; and after completion of the financing transactions identified in Section 5.1 shall, as of the Closing, have a net worth of no less than $2,550,000.

         (k) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

         (l) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     6.2 Conditions to Acquiror's and the Sub's Obligations.


         The obligations of Acquiror and the Sub to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

         (a) The Osage Shareholders shall not have filed with Osage, prior to the Osage shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written objection to such proposed action, as required by Section 10-321 of the ABCA in order for such shareholder to perfect the right to dissent from such proposed action.

         (b) The representations and warranties of Osage and the Osage Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

         (c) Osage and the Osage Shareholders shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.

         (d) Acquiror shall have successfully completed the financing transactions identified in Section 5.1.

         (e) There shall be delivered to Acquiror and Sub an officer's certificate of Osage to the effect that all of the representations and warranties of Osage set forth herein are true and complete in all respects as of the Closing, and that Osage has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing; and there shall be delivered to Acquiror and Sub a certificate signed by the Osage Shareholders to the effect that the representations and warranties of the Osage Shareholders set forth herein are true and correct in all material respects and that the Osage Shareholders have complied in all material respects with its covenants and agreements set forth herein required to be complied with by Closing.

         (f) Acquiror and Sub shall have completed prior to the Closing, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, businesses and prospects of Osage.

         (g) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

         (h) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

         (i) Acquiror's and Sub's Board of Directors, and shareholders to the extent necessary, shall have approved the Merger in accordance with the DGCL.

         (j) The Board of Directors and Osage Shareholders shall have approved the Merger in accordance with the ABCA.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification.

         (a) Osage Shareholders. The Osage Shareholders shall indemnify, defend and hold harmless Acquiror and Sub from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror or Sub which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Osage or the Osage Shareholder contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Osage or the Osage Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby.

         (b) Acquiror and Sub. Acquiror and Sub shall indemnify, defend and hold harmless Osage and the Osage Shareholders from and against any and all Claims, as defined at subsection 7.1(a) above, incurred by Osage and/or the Osage Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Acquiror and Sub contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror or the Sub pursuant hereto or in connection with the transactions contemplated hereby or thereby.

         (c) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

             (i) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.


         If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense.

             (ii) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section
9.8 hereafter.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination.

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

         (a) by mutual written consent of the board of directors of Acquiror, the Sub, Osage and the Osage Shareholders:

         (b) by any of Acquiror, the Sub, Osage or the Osage Shareholders:

             (i) if the Closing shall not have occurred on or before January 1, 1998; provided, however, that the right to terminate this Agreement under this
Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

             (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

         (c) by Osage and the Osage Shareholders if any of the conditions specified in Section 6.1 have not been met and the sole remedy of Osage and the Osage Shareholders in that event, shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither Osage and the Osage Shareholders nor Acquiror shall have any claim or action against the other; or

         (d) by Acquiror and Sub if any of the conditions specified in Section
6.2 have not been met and the sole remedy of Acquiror and Sub in that event, shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither Acquiror and the Sub nor Osage and the Osage Shareholders shall have any claim or action against the other.

     8.2 Notice and Effect of Termination.


         In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, officers or shareholders, except for the provisions of this Section 8.2 and Sections 5.4,
5.9 and 5.11, which shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement provided that the sole remedy available to Osage and the Osage Shareholders for any breach of this Agreement by Acquiror or Sub shall be as set forth in Section 6.1 hereof.

     8.3 Extension; Waiver.

         Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.4 Amendment and Modification.


         This Agreement may be amended, whether before or after the vote of the Osage Shareholders or shareholders of Acquiror, by written agreement of Acquiror, the Sub, Osage and the Osage Shareholders; provided, however, that after the approval, if any, of this Agreement by the Osage Shareholders, no such amendment shall reduce or change the consideration to be received by any Osage Shareholder in connection with the Merger as set out in Section 1.3 hereof or shall otherwise adversely affect the rights under this Agreement of the Osage Shareholders without the approval of such adversely affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror, the Sub, Osage and the Osage Shareholders.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Survival of Representations and Warranties.

         The respective representations and warranties of Acquiror, the Sub, Osage and the Osage Shareholders shall not be deemed waived or otherwise affected by any investigation made by any party. Each representation and warranty shall survive the Closing through all applicable statutes of limitations.

     9.2 Notices.

         All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

         (a) if to Osage, to it at:          with a copy to:

             Osage Computer Group            Mark H. Weiss, Esquire
             1661 E. Camelback Road          Harry M. Weiss & Associates, P.C.
             Suite 245                       4204 North Brown Avenue
             Phoenix, AZ  85016              Scottsdale, AZ  85251
             Attn: Jack Leadbeater           Fax: (602) 947-2663
             Fax: (602) 274-1295
                                                       and

                                             Burton M. Bentley, P.C.
                                             7878 North 16th Street
                                             Suite 110
                                             Phoenix, AZ  85020
                                             Fax:  (602) 861-3230


         (b) if to Acquiror or the Sub to it at:  with a copy to:

             Pacific Rim Entertainment, Inc.      Stephen M. Cohen, Esquire
             401 City Avenue, Suite 319           Buchanan Ingersoll, P.C.
             Bala Cynwyd, PA  19004               Eleven Penn Center, 14th Floor
             Attn: Steven Rosner                  Philadelphia, PA 19103
             Fax: (610) 660-5905                  Fax: (215) 665-8760

     9.3 Entire Agreement; Assignment.


         This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

     9.4 Binding Effect; Benefit.


         This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.5 Headings.

         The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6  Counterparts.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     9.7  Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     9.8  Arbitration.

          If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Phoenix, Arizona. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

     9.9  Severability.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.10 Release and Discharge.

          By virtue of their execution of this Agreement, as of the Closing and thereafter, the Osage Shareholders hereby agree to release, remise and forever discharge Osage from and against any and all debts, obligations, liabilities and amounts owing from Osage to the Osage Shareholders prior to the Closing, and Osage is not obligated to take any action or make any payments to third parties on behalf of the Osage Shareholders.

     9.11 Certain Definitions.


          As used herein:

          (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

          (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Phoenix, Arizona.

          (c) "Knowledge" shall mean the actual current knowledge of the executive management of the party to this Agreement to whom knowledge is ascribed together with the knowledge such executive management should reasonably be expected to have in the performance of its duties and responsibilities.

          (d) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

          (e) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

          (f) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

     IN WITNESS WHEREOF, Acquiror, the Sub, Osage and the Osage Shareholders have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

Attest:                                     PACIFIC RIM ENTERTAINMENT, INC.


By:                                     By: /s/ Steven B. Rosner
    ------------------------------          -----------------------------------
                                            Name:  Steven B. Rosner
                                            Title: President


Attest:                                     PR ACQUISITION CORP.

By:                                     By: /s/ Steven B. Rosner
    ------------------------------          -----------------------------------
                                            Name:  Steven B. Rosner
                                            Title: President


Attest:                                     OSAGE COMPUTER GROUP, INC.

By:                                         By: /s/ Jack R. Leadbeater
    ------------------------------          -----------------------------------
                                            Name:  Jack R. Leadbeater
                                            Title: President


                                            OSAGE SHAREHOLDERS:

Witness

                                            /s/ Jack R. Leadbeater
----------------------------------          ------------------------------------
Name:                                       Signature
     -----------------------------          Name: Jack R. Leadbeater
Address:                                    Address:
        --------------------------                  ----------------------------

----------------------------------          ------------------------------------
                                            Percentage of Ownership:
                                                                    ------------


Witness

                                            /s/ David Olson
----------------------------------          ------------------------------------
Name:                                       Signature
     -----------------------------          Name:  David Olson
Address:                                    Address:
        --------------------------                  ----------------------------

----------------------------------          ------------------------------------
                                            Percentage of Ownership:
                                                                    ------------

Witness

                                            /s/ Steven Rigby
----------------------------------          ------------------------------------
Name:                                       Signature
     -----------------------------          Name: Steven Rigby
Address:                                    Address:
        --------------------------                  ----------------------------

----------------------------------          ------------------------------------
                                            Percentage of Ownership:
                                                                    ------------


Witness

                                            /s/ Chris Donahue
----------------------------------          ------------------------------------
Name:                                       Signature
     -----------------------------          Name: Chris Donahue
Address:                                    Address:
        --------------------------                  ----------------------------

----------------------------------          ------------------------------------
                                            Percentage of Ownership:
                                                                    ------------


Witness

                                            /s/ Dale Van de Vrede Family Trust
----------------------------------          ------------------------------------
Name:                                       Signature
     -----------------------------          Name: Dale Van de Vrede Family Trust
Address:                                    Address:
        --------------------------                  ----------------------------

----------------------------------          ------------------------------------
                                            Percentage of Ownership:
                                                                    ------------



Witness

                                            /s/ Rick Gunther
----------------------------------          ------------------------------------
Name:                                       Signature
     -----------------------------          Name: Rick Gunther
Address:                                    Address:
        --------------------------                  ----------------------------

----------------------------------          ------------------------------------
                                            Percentage of Ownership:
                                                                    ------------